As filed with the Securities and Exchange Commission on March 12, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-4348039
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

500 River Ridge Drive

Norwood, MA 02062

Telephone: 617-963-0100

(Address of Principal Executive Offices) (Zip Code)

CORBUS PHARMACEUTICALS HOLDINGS, INC. 2014 EQUITY COMPENSATION PLAN

(Full title of the plan)

Yuval Cohen

Chief Executive Officer

Corbus Pharmaceuticals Holdings, Inc.

500 River Ridge Drive

Norwood, MA 02062

Telephone: 617-963-0100

(Name and address of agent for service)

Telephone Number, Including Area Code of agent for service)

Copies to:

Michael J. Lerner, Esq.

Steven M. Skolnick, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Telephone: (212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]

Non-accelerated filer [ ]	Smaller reporting company [X]

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [X]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $0.0001 par value per share	3,000,000	$5.92	$17,760,000	$2,153

(1) Covers 3,000,000 shares of common stock issuable under the Corbus Pharmaceuticals Holdings, Inc. 2014 Equity Compensation Plan (the “2014 Plan”), and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminable number of shares of common stock issuable under the 2014 Plan, as these amounts may be adjusted as a result of stock splits, stock dividends, antidilution provisions, and similar transactions.

(2) Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of the registration fee and are based on the average of the high and low sales price on the NASDAQ Global Market on March 6, 2019.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement is filed by Corbus Pharmaceuticals Holdings, Inc. (the “Company”) for the purpose of registering additional shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) under the Company’s 2014 Equity Compensation Plan (the “2014 Plan”). The number of shares of Common Stock available for issuance under the 2014 Plan is subject to an automatic annual increase on January 1 of each year beginning in 2015 and ending on (and including) January 1, 2024, equal to the greater of (i) seven percent (7%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, or (ii) the difference between (x) twenty percent (20%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, and (y) the total number of shares of Common Stock reserved under the 2014 Plan on December 31st of such preceding calendar year (including shares subject to outstanding Awards (as defined in the 2014 Plan), issued pursuant to Awards or available for future Awards), or a lesser number of shares of Common Stock determined by the board of directors of the Company (the “Evergreen Provision”). This Registration Statement registers an aggregate of 3,000,000 additional shares of Common Stock available for issuance under the 2014 Plan as a result of the Evergreen Provision.

The shares of Common Stock registered pursuant to this Registration Statement are of the same class of securities as the 6,850,334 shares of Common Stock registered for issuance under the 2014 Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-200350) filed on November 18, 2014, and the 1,815,683 shares of Common Stock registered for issuance under the 2014 Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-201898) filed on February 5, 2015, the 1,250,000 shares of Common Stock registered for issuance under the 2014 Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-210428) filed on March 28, 2016, the 3,127,722 shares of Common Stock registered for issuance under the 2014 Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-216547) filed on March 9, 2017 and the 2,500,000 shares of Common Stock registered for issuance under the 2014 Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-223745) filed on March 16, 2018. The information contained in the Company’s Registration Statements on Form S-8 (Registration Nos. 333-200350, 333-201898, 333-210428, 333-216547 and 333-223745) is hereby incorporated by reference pursuant to General Instruction E.

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Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Securities and Exchange Commission (the “SEC”), are hereby incorporated by reference in this Registration Statement:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 12, 2019;

●	The Company’s Current Reports on Form 8-K filed with the SEC on January 3, 2019, January 25, 2019 and January 30, 2019 (other than any portions thereof deemed furnished and not filed);

●	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 13, 2018; and

●	The description of the Company’s common stock contained in its Registration Statement on Form 8-A filed on April 14, 2015 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement, and nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the SEC.

Item 8. Exhibits.

For a list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated into this Item by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Norwood, Commonwealth of Massachusetts, on this 12th day of March, 2019.

Corbus Pharmaceuticals Holdings, Inc.

By:	/s/ Yuval Cohen
Yuval Cohen Ph.D.
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yuval Cohen Ph.D. and Sean Moran, and each of them, his attorney-in-fact, with full power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Yuval Cohen	Chief Executive Officer and Director
Yuval Cohen	(Principal Executive Officer)	March 12, 2019

/s/ Sean Moran	Chief Financial Officer
Sean Moran	(Principal Financial and Accounting Officer)	March 12, 2019

/s/ Alan Holmer
Alan Holmer	Director	March 12, 2019

/s/ Avery W. Catlin
Avery W. Catlin	Director	March 12, 2019

/s/ David Hochman
David Hochman	Director	March 12, 2019

/s/ John Jenkins
John Jenkins	Director	March 12, 2019

/s/ Paris Panayiotopoulos
Paris Panayiotopoulos	Director	March 12, 2019

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 26, 2017).

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on May 26, 2017).

4.3	Form of Common Stock Certificate. (incorporated herein by reference to Exhibit 4.4 of the Registration Statement on Form S-8 (File No. 333-200350) filed with the SEC on November 18, 2014.

5.1	Opinion of Lowenstein Sandler LLP.*

23.1	Consent of EisnerAmper LLP.*

23.2	Consent of Lowenstein Sandler LLP (filed as part of Exhibit 5.1).*

24.1	Power of Attorney (included on the signature page to this registration statement on Form S-8).*

99.1	Corbus Pharmaceuticals Holdings, Inc. 2014 Equity Compensation Plan (incorporated herein by reference to Exhibit 10.5 of the Registration Statement on Form S-1 (File No. 333-198563) filed with the SEC on September 3, 2014).

* Filed herewith.

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